Exhibit 3.11

State of Delaware Secretary of State Division of Corporations Delivered 01:35 PM 11/29/2007 FILED 01:35 PM 11/29/2007 SRV 071266651 — 4464899 FILE

CERTIFICATE OF FORMATION
OF
U.S. UNITED BULK LOGISTICS, LLC
          This Certificate of Formation of U.S. UNITED BULK LOGISTICS, LLC (the “LLC”), dated as of the 28th day of November, 2007, is being duly executed and filed by Mary Keogh as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)
          FIRST. The name of the limited liability company formed hereby is “U.S. United Bulk Logistics, LLC”.
          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
          THIRD. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mary Keogh
Name:	Mary Keogh
Authorized Person